EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACT: (937) 259-7203

DPL APPOINTS DIRECTOR

DAYTON, OHIO, FEBRUARY 5, 2004 - DPL Inc. (NYSE: DPL) announced today that Mr. Robert Biggs has been appointed to the DPL Inc. and The Dayton Power & Light Company Board of Directors. Mr. Biggs is a retired managing partner of PricewaterhouseCoopers with extensive financial, auditing and management experience.

Mr. Biggs, as an engagement partner of PWC, was responsible for both major national and Fortune 500 multinational clients. He served on the World Firm Financial Council of Partners and in 1998 was appointed Managing Partner of the Indiana practice of PWC. Mr. Biggs is a graduate of Manchester College.

Mr. Biggs was appointed to a term expiring in April 2005.

About DPL
DPL Inc. is a diversified regional energy company. DPL’s principal subsidiaries include The Dayton Power & Light Company (DP&L) and DPL Energy. DP&L provides electric services to over 500,000 retail customers in West Central Ohio. DPL Energy markets over 4,600 megawatts of generation capacity throughout the eastern United States. DPL Inc., through its subsidiaries, ranks among the top energy companies in generation efficiency and productivity. Further information on DPL Inc. can be found at www.dplinc.com.

Certain statements contained in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Matters presented which relate to events or developments that are expected to occur in the future, including management’s expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters constitute forward-looking statements. Forward-looking statements are based on management’s beliefs, assumptions and expectation of the Company’s future economic performance, taking into account the information currently available to management. These statements are not statements of historical fact. Such forward-looking statements are subject to risks and uncertainties and investors are cautioned that outcomes and results may vary materially from those projected due to many factors beyond DPL’s control.

Forward-looking statements speak only as of the date of the document in which they are made. We disclaim any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in our expectations or any change in events, conditions or circumstances on which the forward-looking statement is based.

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